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                                                                    EXHIBIT 23.5


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


         We hereby consent to the incorporation by reference of our name in the Annual Report on Form 10-K of Seagull Energy Corporation and Subsidiaries (the "Company") for the year ended December 31, 1996, into the Company's Registration Statement on Form S-3 to which this consent is an exhibit.

         We hereby consent to the references to our firm under the heading "Experts" in the prospectus included in the Registration Statement.




                                NETHERLAND, SEWELL & ASSOCIATES, INC.

                                By:  /s/ Frederick D. Sewell
                                     Frederick D. Sewell
                                     NETHERLAND, SEWELL AND ASSOCIATES, INC.




Houston, Texas
September 2, 1997